UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2019, American Express Company (the "Company" or "American Express") and Berkshire Hathaway Inc., on behalf of itself and its subsidiaries (collectively, "Berkshire"), entered into a letter agreement (the "Restated Letter Agreement") that amended and restated (i) the Letter Agreement dated February 27, 1995, as amended on September 8, 2000 and January 29, 2018 (as amended, the "February 1995 Agreement"), relating to Berkshire's voting and disposal of American Express voting securities and (ii) the Letter Agreement dated July 20, 1995 (the "July 1995 Agreement"), relating to Berkshire's obligations to the Company with respect to certain commitments (the "Passivity Commitments") Berkshire made to the Board of Governors of the Federal Reserve System (the "Federal Reserve") in connection with its investment in American Express.

Pursuant to the February 1995 Agreement, Berkshire agreed, among other things, that it would vote its American Express voting securities in accordance with the recommendation of the Board of Directors of the Company so long as Ken Chenault or Stephen Squeri is the Chief Executive Officer of the Company.

Pursuant to the July 1995 Agreement, Berkshire committed to comply with the Passivity Commitments for so long as Berkshire beneficially owns 10 percent or more of the outstanding voting securities of the Company. The Passivity Commitments included, among other things, a commitment that Berkshire would not acquire or retain shares comprising ownership of more than 17 percent of the outstanding voting securities of American Express. While the number of American Express shares owned by Berkshire has not changed since a stock split in 2000, the percentage of the Company's outstanding voting securities represented by Berkshire's ownership has increased due to the reduction in the outstanding common stock as a result of the Company's share repurchase program.

Berkshire has amended the Passivity Commitments with the Federal Reserve (the "Amended Passivity Commitments") to permit Berkshire to retain Company shares that reflect ownership of up to a percentage that is less than 25 percent of any class of the Company's voting securities, where the increase in its percentage ownership in excess of 17 percent resulted from the Company's share repurchase program. Pursuant to the Restated Letter Agreement, Berkshire has agreed that as long as it beneficially owns 10 percent or more of the outstanding voting securities of the Company, it will comply with the Amended Passivity Commitments and as long as it beneficially owns 5 percent or more, it will continue to vote its voting securities comprising up to 17 percent of the amount outstanding in accordance with the recommendation of the Board of Directors of the Company so long as Stephen Squeri is the Chief Executive Officer of the Company. However, this voting agreement does not apply to the portion, if any, of American Express' voting securities owned by Berkshire comprising in excess of 17 percent of the amount outstanding.

The foregoing description is qualified in its entirety by the text of the Restated Letter Agreement, including the Amended Passivity Commitments attached as Annex A thereto, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1    Restated Letter Agreement, dated May 6, 2019, between American Express Company and Berkshire Hathaway Inc., on behalf of itself and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Tangela S. Richter
Name: Tangela S. Richter
Title: Corporate Secretary

Date: May 6, 2019